Exhibit 99.1

Press Release

October 26, 2009

SOURCE: MidCarolina Financial Corporation

Contacts:	Charles T. Canaday, Jr. Chris Redcay
	President and CEO	Sr Vice President and CFO
	336-538-1600	336-538-1600

Source: MidCarolina Financial Corporation

MidCarolina Financial Corporation Announces Results for 3rd Quarter 2009.

BURLINGTON, N.C., /PRNewswire-FirstCall/ — MidCarolina Financial Corporation (OTC Bulletin Board: MCFI - News) today reported total assets of $558.5 million at September 30, 2009, an increase of $36.9 million, or 7%, when compared to the $521.6 million reported at September 30, 2008. Total loans, net of mortgage loans held-for-sale, were $434.6 million at September 30, 2009, an increase of $21.1 million, or 5%, from levels a year ago. Deposit totals at the end of the third quarter were $481.9 million, an increase of $38.4 million, or 9%, when compared to 2008 third quarter balances.

For the nine month period ended September 30, 2009, net income available to common shareholders was $1.8 million as compared to $2.9 million reported for the same period in 2008. Diluted earnings per common share were $0.36 for the first nine months of 2009, compared to $0.59 for the nine months ended September 30, 2008.

For the quarter ended September 30, 2009, net income available to common shareholders was $842,000 as compared to $1.1 million reported for the third quarter of 2008. Diluted earnings per common share were $0.17 and $0.23 for the quarters ended September 30, 2009, and 2008 respectively.

Commenting on these results, Charles T. Canaday, Jr., President and CEO, said, “In light of the continuing global economic difficulties, we are pleased with our continued profitability, margin improvement and ongoing efficiency trends, as our third quarter earnings reflect an increase of 38% or $233,000 over our second quarter earnings for 2009. As a conservative reflection of the pressure on performance results caused by the recession, our third quarter 2009 provision for loan losses was $245,000 above the level of the provision for the third quarter of 2008. We are proud of the on-going growth we have been able to achieve in our existing markets. Our client base continues to increase as commercial and retail businesses choose MidCarolina as their financial partner.”

MidCarolina Bank provides a complete line of banking services to individuals and businesses through its six full-service banking offices and two limited-service offices located in the cities of Burlington, Graham Greensboro and Mebane, North Carolina. MidCarolina Bank, a wholly owned subsidiary of MidCarolina Financial Corporation, also provides the Bank’s markets with access to personalized full brokerage services through a separate registered broker dealer for stocks, bonds and mutual funds and an array of insurance products.

MidCarolina Bank is insured by the FDIC, and is an equal housing lender and an equal opportunity employer.

Disclaimer Regarding “Forward Looking Statements”

Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include, but are not limited to, factors discussed in our Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission from time to time. Copies of those reports are available directly through the SEC’s Internet website at www.sec.gov or through our Internet website at www.midcarolinabank.com. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Factors that could influence the accuracy of forward-looking statements include, but are not limited to: (a) pressures on the earnings, capital and liquidity of financial institutions resulting from current and future conditions in the credit and capital markets and the banking system in general, (b) the financial success or changing strategies of our customers, (c) actions of government regulators and changes in laws, regulations or accounting standards that adversely affect our business, (d) changes in the interest rate environment or the level of market interest rates that reduce our net interest margins and/or the volumes and values of loans we make and securities we hold, and (e) changes in general economic conditions and real estate values in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral). Although we believe that the expectations reflected in the forward-looking statements are reasonable, they represent our management’s judgments only as of the date they are made, and we cannot guarantee future results, levels of activity, performance or achievements. As a result, readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation, and do not intend, to update these forward-looking statements.

PERFORMANCE SUMMARY

MIDCAROLINA FINANCIAL CORPORATION

(Dollars in thousands, except per share and share data)

	For the Three Months Ended September 30,
	2009 (Unaudited)	2008 (Unaudited)	% Change
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$7,007	$7,502	-6.6%
Interest expense	2,454	3,560	-31.1%
Net interest income	4,553	3,942	15.5%
Provision for loan losses	950	705	34.8%
Net interest income after provision for loan losses	3,603	3,237	11.3%
Noninterest income	759	656	15.7%
Noninterest expense	2,931	2,035	44.0%
Income before income tax expense	1,431	1,858	-23.0%
Provision for income taxes	484	615	-21.3%
Net income	947	1,243	-23.8%

Dividends on preferred stock	105	105	0.0%

Net income available to common shareholders	842	1,138	-26.0%

PER SHARE DATA
Earnings per common share, basic	$0.17	$0.23	-26.1%
Earnings per common share, diluted	0.17	0.23	-26.1%

Shares outstanding, basic	4,927,828	4,919,532
Shares outstanding, diluted	4,932,092	4,922,302

	For the Nine Months Ended September 30,
	2009 (Unaudited)	2008 (Unaudited)	% Change
SUMMARY STATEMENTS OF OPERATIONS
Interest income	$20,787	$22,378	-7.1%
Interest expense	8,146	11,693	-30.3%
Net interest income	12,641	10,685	18.3%
Provision for loan losses	2,885	1,155	149.8%
Net interest income after provision for loan losses	9,756	9,530	2.4%
Noninterest income	2,077	2,143	-3.1%
Noninterest expense	8,857	6,861	29.1%
Income before income tax expense	2,976	4,812	-38.2%
Provision for income taxes	871	1,587	-45.1%
Net income	2,105	3,225	-34.7%

Dividends on preferred stock	313	313	0.0%

Net income available to common shareholders	1,792	2,912	-38.5%

PER SHARE DATA
Earnings per common share, basic	$0.36	$0.59
Earnings per common share, diluted	0.36	0.59

Shares outstanding, basic	4,927,828	4,911,631
Shares outstanding, diluted	4,931,286	4,930,201

PERFORMANCE AND ASSET QUALITY RATIOS
Return on average assets	0.68%	0.98%
Return on average common equity	10.49%	12.52%
Net yield on average earning assets	3.43%	3.12%
Equity to assets ratio, end of period	7.26%	6.78%
Allowance for loan losses as a percentage of total loans, end of period	1.56%	1.28%
Non-performing assets as a percentage of total assets, end of period	1.02%	0.72%
Ratio of net charge-offs to average loans outstanding	0.37%	0.06%

	As of September 30,
	2009 (Unaudited)	2008 (Unaudited)	% Change
SELECTED BALANCE SHEET DATA
End of period balances
Total loans, net of mortgages held-for-sale	$441,503	$418,928	5.4%
Allowance for loan losses	6,867	5,372	27.8%
Loans, net of allowance for loan losses	434,636	413,556	5.1%
Securities, available for sale	71,463	69,975	2.1%
Total Assets	558,490	521,623	7.1%

Deposits:
Noninterest-bearing deposits	46,213	41,844	10.4%
Interest-bearing demand and savings	130,662	75,258	73.6%
CD’s and other time deposits	304,993	326,318	-6.5%
Total deposits	481,868	443,420	8.7%
Borrowed funds	25,000	33,000	-24.2%
Trust preferred securities	8,764	8,764
Total interest-bearing liabilities	469,419	443,340	5.9%
Shareholders’ equity	40,525	35,385	14.5%